UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

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SmartRent, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SmartRent, Inc.

8665 E. Hartford Drive, Suite 200

Scottsdale, Arizona 85255

Notice of Annual Meeting of Stockholders

To Be Held On May 17, 2022 at 9:30 a.m. Arizona Time

To the Stockholders of SmartRent, Inc.:

On behalf of our board of directors, it is our pleasure to invite you to attend the 2022 annual meeting of stockholders of SmartRent, Inc., a Delaware corporation. The annual meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/SMRT2022, originating from Scottsdale, Arizona, on Tuesday, May 17, 2022 at 9:30 a.m. Arizona Time, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect two Class I directors, Frederick Tuomi and Ann Sperling, to serve until our 2025 annual meeting of stockholders.

2.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

3.	To conduct any other business properly brought before the annual meeting.

These items of business are more fully described in the proxy materials accompanying this notice.

These items of business are more fully described in the proxy materials accompanying this notice. You will be able to attend the annual meeting as well as vote and submit your questions during the live webcast of the annual meeting by visiting www.virtualshareholdermeeting.com/SMRT2022 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials (the “Notice”), on your proxy card or in the instructions that accompanied your proxy materials. We expect to mail the Notice on or about April 7, 2022. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com.

The record date for the annual meeting is March 22, 2022. Only stockholders of record of our Class A common stock at the close of business on that date may vote at the annual meeting or any adjournment thereof.

A list of stockholders entitled to vote will be available for 10 days prior to the annual meeting at our headquarters, 8665 E. Hartford Drive, Suite 200, Scottsdale, Arizona 85255. If you would like to view the stockholder list, please contact our Investor Relations Department via email at investors@smartrent.com to schedule an appointment. In addition, a list of stockholders of record will be available during the annual meeting for inspection by stockholders of record for any legally valid purpose related to the annual meeting at www.virtualshareholdermeeting.com/SMRT2022.

By Order of the Board of Directors

/s/ Lucas Haldeman

Lucas Haldeman

Chairman, Chief Executive Officer, and Founder

Scottsdale, Arizona

April 6, 2022

YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the annual meeting, you are urged to vote and submit your proxy by following the voting procedures described in the proxy card. Even if you have voted by proxy, you may still vote during the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote during the annual meeting, you must follow the instructions from your broker, bank or other agent.

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Questions and Answers	5

About these Proxy Materials, Voting and the Annual Meeting	5

Questions and Answers

About these Proxy Materials, Voting and the Annual Meeting

The information provided below is for your convenience only and is merely a summary of the information contained in this proxy statement (this “Proxy Statement”). You should read this entire Proxy Statement carefully before casting your vote. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website addressed in this Proxy Statement are inactive textual references only. The use of the terms “SmartRent,” “we,” “us,” “our,” or the “Company,” as applicable, refers to SmartRent, Inc., a Delaware corporation, and, where appropriate, its subsidiaries.

Why am I receiving these materials?

Our board of directors (our “Board”) has made these materials available to you on the internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at SmartRent’s 2022 annual meeting of stockholders (the “Annual Meeting”), which will be held virtually, via live webcast at www.virtualshareholdermeeting.com/SMRT2022, originating from Scottsdale, Arizona, on Tuesday, May 17, 2022 at 9:30 a.m. Arizona Time. You are invited to attend the Annual Meeting if you are a stockholder as of the close of business on March 22, 2022, the record date for the Annual Meeting (the “Record Date”) or hold a valid proxy for the Annual Meeting. If you are a holder of our Class A common stock (our “Class A Common Stock”) as of the Record Date, you are requested to vote on the proposals described in this Proxy Statement.

What is a proxy?

A proxy means that you authorize persons selected by us to vote your shares at our Annual Meeting in the way that you instruct. All shares represented by valid proxies that are received and not revoked before our Annual Meeting will be voted at our Annual Meeting in accordance with the stockholders’ specific voting instructions.

Why did I receive a notice regarding the availability of proxy materials on the internet?

We have elected to provide access to our proxy materials over the internet. Accordingly, we will send you a Notice of Internet Availability of Proxy Materials (the “Notice”) because our Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We expect to mail the Notice on or about April 7, 2022 to all stockholders of record entitled to vote at the meeting.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

view our proxy materials for the Annual Meeting on the internet; and

instruct us to send you future proxy materials by email.

Our proxy materials are also available on the internet at www.proxyvote.com and on our investor relations website at investors.smartrent.com (information at or connected to our website is not and should not be considered part of this Proxy Statement). Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will lessen the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

What information is contained in this Proxy Statement?

This Proxy Statement includes information about the nominees for directors and other matters to be voted on at our Annual Meeting. It also explains the voting process and requirements; describes the compensation of our principal executive officer and our two other most highly compensated executive officers; describes the compensation of our directors; and provides certain other information that the Securities and Exchange Commission (“SEC”) rules require.

What should I do with these materials?

Please carefully read and consider the information contained in this Proxy Statement and then vote your shares as soon as possible to ensure that your shares will be represented at our Annual Meeting. You may vote your shares prior to our Annual Meeting even if you plan to attend our Annual Meeting.

How do I attend and participate in the Annual Meeting online?

We will be hosting the meeting via live webcast only. Any stockholder can attend the meeting live online at www.virtualshareholdermeeting.com/SMRT2022. The webcast will start at 9:30 a.m. Arizona Time. Stockholders may vote and submit questions while attending the meeting online. The webcast will open 15 minutes before the start of the meeting. In order to enter the meeting, you will need the control number. The control number will be included in the Notice or on your proxy card if you are a stockholder of record of shares of Class A Common Stock, or included with your voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/SMRT2022. The webcast will be recorded and available for replay for at least 30 days following the Annual Meeting on our investor relations website (investors.smartrent.com).

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of March 22, 2022, there were 194,070,229 shares of our Class A Common Stock outstanding and entitled to vote. A list of stockholders entitled to vote will be available for 10 days prior to the Annual Meeting at our headquarters, 8665 E. Hartford Drive, Suite 200, Scottsdale, Arizona 85255. If you would like to view the stockholder list, please contact our Investor Relations Department via email at investors@smartrent.com to schedule an appointment. In addition, a list of stockholders of record will be available during the Annual Meeting for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/SMRT2022.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares of Class A Common Stock are registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on the Record Date, your shares of Class A Common Stock are held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice will be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. Since you are not the stockholder of record, you may vote your shares online during the meeting only by following the instructions from your broker, bank or other agent.

What matters am I voting on?

There are two matters scheduled for a vote. The following table sets forth a description of each of the proposals you are being asked to vote on, how you may vote on each proposal and how our Board recommends that you vote on each proposal.

Proposal	Description	How May I Vote?	How Does our Board Recommend That I Vote?
Proposal 1	Elect two Class I directors, Frederick Tuomi and Ann Sperling, to hold office until the 2025 annual meeting of stockholders.	You may either vote FOR each nominee to serve as a Class I director or WITHHOLD with respect to each nominee.	Our Board recommends a vote FOR each of the Class I director nominees.
Proposal 2	Ratify our Board’s appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022.	You may vote FOR or AGAINST or you may ABSTAIN from voting.	Our Board recommends a vote FOR the ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

What if another matter is properly brought before the Annual Meeting?

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the Proxy Statement to vote on those matters in accordance with their best judgment.

How do I vote?

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person during the Annual Meeting or vote by proxy through the internet, over the telephone or using a proxy card that you may request. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend and vote during the Annual Meeting. In such case, your previously submitted proxy will be disregarded.

To vote online during the Annual Meeting, follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/SMRT2022, starting at 9:30 a.m. PST on May 17, 2022.

To vote online before the Annual Meeting, go to www.proxyvote.com.

To vote by toll-free telephone at 1-800-690-6903 (be sure to have your notice or proxy card in hand when you call).

To vote by mail, simply complete, sign and date the proxy card or voting instruction card, and return it promptly in the envelope provided.

If we receive your vote by internet or phone or your signed proxy card prior to 11:59 p.m. MST the day before the Annual Meeting, we will vote your shares as you direct.

To vote, you will need the control number. The control number will be included in the notice or on your proxy card if you are a stockholder of record of shares of Class A Common Stock, or included with your voting instructions received from your broker, bank or other agent if you hold your shares of Class A Common Stock in “street name.”

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the Annual Meeting, you must follow the instructions from your broker, bank or other agent.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your internet access.

Can I change my vote?

Yes. Subject to the voting deadlines above, if you are a stockholder of record, you may revoke your proxy at any time before the close of voting using one of the following methods:

You may submit another properly completed proxy card with a later date.

You may grant a subsequent proxy by telephone or through the internet.

You may send a written notice that you are revoking your proxy to our Secretary at 8665 E. Hartford Drive, Suite 200, Scottsdale, Arizona 85255.

You may attend and vote online during the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by such party.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote during the Annual Meeting, or through the internet, by telephone or by completing your proxy card before the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner or (ii) the broker lacked discretionary authority to vote the shares. Abstentions represent a stockholder’s affirmative choice to decline to vote on a proposal, and occur when shares present at the meeting are marked “ABSTAIN.” Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

A broker has discretionary authority to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters.

Proposal 1, the election of our Class I directors, is a non-routine matter, so your broker or nominee may not vote your shares on Proposal 1 without your instructions. Proposal 2, the ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022, is a routine matter, so your broker or nominee may vote your shares on Proposal 2 even in the absence of your instruction.

Please instruct your bank, broker or other agent to ensure that your vote will be counted.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote but do not make specific choices, your shares will be voted FOR the election of the nominees for Class I director and FOR the ratification of the selection of Deloitte as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

How many votes do I have?

Each holder of Class A Common Stock will have the right to one vote per share of Class A Common Stock.

How many votes are needed to approve each proposal?

The following table sets forth the voting requirements with respect to each of the proposals:

Proposal	Description	Voting Requirement
Proposal 1	Elect two Class I directors, Frederick Tuomi and Ann Sperling, to hold office until the 2025 annual meeting of stockholders.

Each Class I director must be elected by a plurality of the votes cast. A plurality means that the nominees with the largest number of FOR votes are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. A WITHHOLD vote will have no effect on the vote.

Proposal 2	Ratify our Board’s appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

To be approved, this proposal must be approved by a majority of the votes cast by the stockholders present in person or by proxy, meaning that the votes cast by the stockholders FOR the approval of the proposal must exceed the number of votes cast AGAINST the approval of the proposal. If a stockholder votes to ABSTAIN, it is not counted as a vote cast and has no effect as a vote on the outcome of this proposal. If you are a beneficial owner, your broker, bank or other nominee may vote your shares on this proposal without receiving voting instructions from you.

Who counts the votes?

We have engaged Broadridge Financial Solutions, Inc. (“Broadridge”) as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the internet or by telephone, Broadridge will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in street name, as applicable) returns one proxy card to Broadridge on behalf of all its clients.

Who is paying for this proxy solicitation?

We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year’s annual meeting?

Requirements for stockholder proposals to be brought before the 2023 annual meeting.

Our bylaws provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Secretary. This notice may be delivered to us via email at corporatesecretary@smartrent.com or via mail at SmartRent, Inc. Attention Secretary, 8665 E. Hartford Drive, Suite 200, Scottsdale, Arizona 85255. To be timely for the 2023 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices between January 17, 2023 and February 16, 2023; provided that if the date of that annual meeting of stockholders is earlier than April 17, 2023 or later than July 16, 2023 you must give the required notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later, the 10th day following the day on which public disclosure of that meeting date is first made. A stockholder’s notice to the Secretary must also set forth the information required by our bylaws.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at the 2023 annual meeting of stockholders must be received by us not later than December 7, 2022 in order to be considered for inclusion in our proxy materials for that meeting. Such proposals may be delivered to us via email at corporatesecretary@smartrent.com or via mail at SmartRent, Inc. Attention Secretary, 8665 E. Hartford Drive, Suite 200, Scottsdale, Arizona 85255.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the aggregate voting power of the shares of Class A Common Stock issued, outstanding and entitled to vote at the meeting are present at the meeting or represented by proxy. On the Record Date, there were 194,070,229 shares of Class A Common Stock outstanding and entitled to vote. Our Class A common stock has one vote per share. To have a quorum the holders of shares representing an aggregate of 97,035,115 votes must be present or represented by proxy at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

We expect that preliminary voting results will be announced during the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the instructions on each Notice to ensure that all your shares are voted.

What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single notice or set of proxy materials addressed to those stockholders. In accordance with a prior notice sent to certain brokers, banks, dealers or other agents, we are sending only one Notice or full set of proxy materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” allows us to satisfy the requirements for delivering notices or proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of these documents. “Householding” helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the Notice or proxy materials at your address and would like to request “householding” of your communications, or you would like to revoke your consent to future “householding” mailings, please contact your broker, bank or other agent or contact us at the following address:

SmartRent, Inc.

Attn: Investor Relations

8665 E. Hartford Drive, Suite 200

Scottsdale, Arizona 85255

What are the implications of being an “emerging growth company”?

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering (the “IPO”), (ii) the last day of the first fiscal year in which our annual gross revenue is $1.07 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

Other Information

We were originally incorporated in Delaware on November 23, 2020 as Fifth Wall Acquisition Corp. I (“FWAA”), as a special purpose acquisition company, formed to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or other similar business combination with one or more target businesses. On February 9, 2021, FWAA consummated the IPO, following which its shares began trading on the Nasdaq Capital Market (“Nasdaq”).

On August 24, 2021, we consummated the Business Combination contemplated by a Merger Agreement dated April 21, 2021 (as amended by Amendment No. 1 to Merger Agreement, dated July 23, 2021), among FWAA, Einstein Merger Corp. I, a wholly owned subsidiary of FWAA (“Merger Sub”), and SmartRent.com, Inc. Upon the closing of the Business Combination, Merger Sub merged with and into SmartRent.com, Inc., with SmartRent.com, Inc. continuing as the surviving company. “Business Combination” refers to these mergers, together with the other related transactions.

At the closing of the Business Combination, SmartRent.com, Inc. changed its name to “SmartRent Technologies, Inc.” and FWAA changed its name to “SmartRent, Inc.” We additionally changed our trading symbol and listing on a securities exchange from “FWAA” on Nasdaq to “SMRT” on the New York Stock Exchange (“NYSE”).

Board of Directors and Corporate Governance

Corporate Governance

SmartRent is strongly committed to good corporate governance practices. These practices provide an important framework within which our Board and management can pursue our strategic objectives for the benefit of our stockholders. Our Board has adopted written charters for our audit committee, compensation committee, and nominating and corporate governance committee, as well as a code of conduct and business ethics that applies to all of our employees, contingent workers, officers and directors. The committee charters and the code of conduct and business ethics, and any waivers or amendments to the code of conduct and business ethics, are all available on our investor relations website (investors.smartrent.com) in the “Governance Documents” section.

Corporate Governance Highlights

Key highlights of our corporate governance practices include:

 All of our directors, except our Chairman and Chief Executive Officer, are independent.

 Our Board committees are comprised entirely of independent directors.

 Our independent directors regularly meet in executive session.

We maintain a clawback policy applicable to senior executives. We have an anti-hedging policy applicable to directors and employees. We have robust Board and committee risk oversight practices.

Board Overview

Our Board currently consists of seven directors: Lucas Haldeman, Alana Beard, Robert Best, John Dorman, Ann Sperling, Bruce Strohm, and Frederick Tuomi.

Director Independence

The Board makes an affirmative determination at least annually as to the independence of each director in accordance with Sections 303A.01 and 303A.02 of the Listed Company Manual of the NYSE. The Board broadly considers all relevant facts and circumstances, including information provided by the directors and SmartRent with regard to each director’s business and personal activities as they may relate to SmartRent and its management. In addition, each director’s independence is evaluated under our policy and procedures with respect to related person transactions as discussed in the “Related Person Transactions Policy” section. SmartRent’s independence standards meet or exceed the NYSE’s independence requirements.

In August 2021, and again in February 2022, we reviewed the independence of each then-sitting director (including all our nominees), applying the independence standards set forth in our corporate governance guidelines. The reviews considered relationships and transactions between each director (and the director’s immediate family and affiliates) and SmartRent, SmartRent’s management, and SmartRent’s independent registered public accounting firm. Based on this review, the Board affirmatively determined in a unanimous written consent in lieu of a special meeting immediately following the closing of the Business Combination that no director other than Mr. Haldeman has a material relationship with SmartRent and its affiliates and that each director other than Mr. Haldeman is independent as defined in our corporate governance guidelines and the NYSE’s listing standards. Mr. Haldeman is not independent because of his employment relationship with SmartRent.

Board Leadership Structure

Lucas Haldeman currently serves as SmartRent’s Chairman and Chief Executive Officer. The position of Chairman has traditionally been held by SmartRent’s Chief Executive Officer. The Board believes the decisions as to who should serve as Chairman and as Chief Executive Officer and whether the offices shall be combined or separated is the proper responsibility of the Board. The Board also believes that having an independent Chairman is unnecessary in normal circumstances. Additionally, the enhanced role of the Lead Independent Director provides a strong counterbalance to the non-independent Chairman and Chief Executive Officer roles. The Board’s governance processes preserve Board independence by ensuring discussion among independent directors and independent evaluation of and communication with members of senior management.

The Lead Independent Director is an independent director who serves as the principal liaison between the independent directors and the Chairperson. In that capacity, the Lead Independent Director presides over executive sessions of the independent directors, approves information sent to the board, collaborates with the Chairperson of the Board on agendas, schedules and materials for Board meetings, and performs such other functions as may be prescribed by the Board from time to time

Lead Independent Director

Frederick Tuomi has served as our Lead Independent Director since the closing of the Business Combination in August 2021.

The Lead Independent Director is elected by a majority of the independent directors. The Lead Independent Director is an independent director who serves as the principal liaison between the independent directors and the Chairman. In that capacity, the Lead Independent Director presides over executive sessions of the independent directors, approves information sent to the Board, collaborates with the Chairman on agendas, schedules and materials for Board meetings, and performs such other functions as may be prescribed by the Board from time to time. The Board believes the role of the Lead Independent Director exemplifies SmartRent’s continuing commitment to strong corporate governance and Board independence.

Board Meetings

Under SmartRent’s bylaws, regular meetings of the Board are held at least quarterly. Directors are expected to attend Board meetings, meetings of committees on which they serve, and annual shareholder meetings. More to the point, directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During fiscal 2021, all incumbent directors attended 75% or more of the meetings of the Board and committees on which they served. Overall attendance at Board and committee meetings was 100%.

Each Board meeting normally begins or ends with a session between the CEO and the independent directors. This provides a platform for discussions outside the presence of the non-Board management attendees. The independent directors may meet in executive session, without the CEO, at any time, but such non-management executive sessions are scheduled and typically occur at each regular Board meeting. The Lead Independent Director presides over these executive sessions.

We encourage our directors and nominees for director to attend our annual meeting of stockholders. In lieu of a regular annual meeting of stockholders in 2021, we held a special meeting in August 2021 to approve the Business Combination. None of our directors attended the special meeting in person.

Board Committees

The Board has delegated some of its authority to three committees: the audit committee; a compensation committee; and a nominating and corporate governance committee. Each of our Board committees has adopted a charter that complies with current NYSE rules relating to corporate governance matters. Copies of the committee charters are available at https://investors.smartrent.com and may also be obtained upon request to the SmartRent Invest Relations Department. Each committee is composed solely of independent directors.

The committee structure and memberships are described below and reflect the changes that became effective upon the closing of the Business Combination in August 2021. Each committee regularly reports on its activities to the full Board.

AUDIT COMMITTEE Fiscal 2021 meetings: 1 actions by written consent: 1 Members: John Dorman (Chair) Ann Sperling Bruce Strohm

 Oversees the independent registered public accounting firm’s qualifications, independence, and performance

 Assists the Board in overseeing the integrity of our financial statements, compliance with legal requirements, and the performance of our internal auditors

 Pre-approves all audit and allowable non-audit services by the independent registered public accounting firm

 With the assistance of management, approves the selection of the independent registered public accounting firm’s lead engagement partner

 All members have been determined to be independent and financially literate under current NYSE listing standards, including those standards applicable specifically to audit committee members

 The Board has determined that Mr. Dorman and Mr. Strohm are “audit committee financial experts” as defined by the Securities and Exchange Commission (SEC) and that each has accounting or related financial management expertise as required by NYSE listing standards

COMPENSATION COMMITTEE Fiscal 2021 meetings: 2 actions by written consent: 0 Members: Robert Best (Chair) Alana Beard Frederick Tuomi

 Makes recommendations to the Board regarding incentive and equity-based compensation plans

 Evaluates and approves the compensation of our executive officers (except for the compensation of our Chief Executive Officer, which is approved by the full Board), including reviewing and approving the performance goals and objectives that will affect that compensation

 Evaluates and approves compensation granted pursuant to SmartRent’s equity-based and incentive compensation plans, policies, and programs

 Retains, oversees, and assesses the independence of compensation consultants and other advisors

 Reviews and discusses with management SmartRent’s compensation discussion and analysis to be included (when and as necessary) in SmartRent’s annual proxy statement or annual report on Form 10-K

 All members have been determined to be independent under current NYSE listing standards, including those standards applicable specifically to compensation committee members

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE Fiscal 2021 meetings: 1 actions by written consent: 1 Members: Bruce Strohm (Chair) Ann Sperling John Dorman

 Identifies individuals qualified to become Board members and selects, or recommends that the Board select, director nominees

 Develops and recommends to the Board the corporate governance guidelines, policies, and codes applicable to SmartRent

 Leads the Board in its annual review of the Board’s performance

 Oversees the evaluation of Board members

 Recommends to the Board directors for each committee

 Monitors and oversees aspirations and activities related to environmental, social, and governance matters

 All members have been determined to be independent under current NYSE listing standards

Communications with our Board of Directors

Stockholders or interested parties who wish to communicate with our Board or with an individual director may do so by mail to our Board or the individual director, care of our General Counsel at 8665 E. Hartford Drive, Suite 200, Scottsdale, Arizona 85255. The communication should indicate that it contains a stockholder or interested party communication. In accordance with our corporate governance guidelines, all such communication will be reviewed by the General Counsel, in consultation with appropriate directors as necessary, and, if appropriate, will be forwarded to the director or directors to whom the communications are addressed or, if none are specified, to the Chairman of our Board.

Anti-Hedging and Pledging Policy

We have adopted an insider trading policy that includes restrictions and limitations on the ability of our directors, officers and certain other employees to engage in transactions involving the hedging and pledging of our Class A Common Stock. Under the policy, hedging or monetization transactions, such as zero-cost collars and forward-sale contracts, which allow an individual to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock, and thus to continue to own our Class A Common Stock without the full risks and rewards of ownership, are prohibited. In addition, the policy prohibits our directors, officers and employees from holding our securities in a margin account or pledging our securities as collateral for a loan unless (i) they represent that they have the financial capacity to repay the loan without resorting to the sale of the pledged securities, (ii) the securities pledged, or subject to the margin account, do not represent more than 50% of the total securities beneficially owned by such person, (iii) the loan, pledge or margin account arrangement does not contain provisions requiring automatic or forced sales prior to notice and a cure period of not less than three business days, (iv) they obtain prior written approval from our Chief Legal Officer prior to the proposed execution of the arrangement, and (v) any shares subject to such arrangement will not count for purposes of any minimum stock ownership guidelines. No shares of our Class A Common Stock beneficially owned by any director or named executive officer are currently pledged or held in a margin account.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics applicable to all of our directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees. Our code of business conduct and ethics is available on our investor relations website (investors.smartrent.com) in the “Governance Documents” section. In the event that we amend or waive certain provisions of our code of business conduct and ethics applicable to our principal executive officer, principal financial officer or principal accounting officer that require disclosure under applicable SEC rules, we will disclose the same on our website.

Business Combination

Prior to the Business Combination, our Board consisted of six directors, including five directors, Brendan Wallace, Andriy Mykhaylovskyy, Victor Coleman, Angela C. Huang, and Wisdom Lu, who resigned their positions upon the closing of the Business Combination, and one director, Alana Beard, who continued to serve on our Board as a Class III director following the Business Combination. Pursuant to the approval of FWAA stockholders at a special meeting to approve the Business Combination, Robert Best and Frederick Tuomi were elected as Class I directors, with terms expiring at SmartRent’s first annual meeting of stockholders following the closing, John Dorman and Bruce Strohm were elected as Class II directors, with terms expiring at SmartRent’s second annual meeting of stockholders following the closing, and Lucas Haldeman and Alana Beard were elected as Class III directors, with terms expiring at SmartRent’s third annual meeting of stockholders following the closing. In connection with and immediately after the closing, the size of the Board was increased to seven directors, the Board appointed Ann Sperling to fill the vacancy and to serve as a Class I director, Robert Best was reclassified as a Class II director, and John Dorman was reclassified as a Class III director.

Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance, and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. Our Board, as a whole, determines the appropriate level of risk for us, assesses the specific risks that we face and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our Board administers this risk management oversight function, the committees of our Board support our Board in discharging its oversight duties and addressing risks inherent in their respective areas.

Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee monitors compliance with legal and regulatory requirements. Our audit committee also monitors management’s preparedness for and responses to data security incidents. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether our compensation philosophy and practices have the potential to encourage excessive risk taking and evaluates compensation policies and practices that could mitigate such risks.

At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, such as legal risks and financial, tax and audit related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and practices.

Nominations Process and Director Qualifications

Nomination to our Board of Directors

Candidates for nomination to our Board are selected by our Board based on the recommendation of our nominating and corporate governance committee in accordance with the committee’s charter, our policies, our certificate of incorporation and bylaws, our corporate governance guidelines, and the criteria adopted by our Board regarding director candidate qualifications. In recommending candidates for nomination, our nominating and corporate governance committee considers candidates recommended by directors, officers, and employees, as well as candidates that are properly submitted by stockholders in accordance with our policies and bylaws, using the same criteria to evaluate all such candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, our nominating and corporate governance committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board is set forth above under “Questions and Answers About these Proxy Materials and Voting.”

Director Qualifications

With the goal of developing an experienced and highly qualified board of directors, our nominating and corporate governance committee is responsible for developing and recommending to our Board the desired qualifications, expertise and characteristics of members of our Board, including qualifications that the committee believes must be met by a committee-recommended nominee for membership on our Board and specific qualities or skills that the committee believes are necessary for one or more of the members of our Board to possess.

In addition to the qualifications, qualities and skills that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our certificate of incorporation, bylaws, corporate governance guidelines and charters of the board committees, our nominating and corporate governance committee considers the following qualifications for any nominee for a position on our Board: (i) experience in corporate governance, such as an officer or former officer of a publicly held company; (ii) experience in, and familiarity with, SmartRent’s business and industry; (iii) experience as a board member of another publicly held company; (iv) personal and professional character, integrity, ethics and values; (v) practical and mature business judgment, including the ability to make independent analytical inquiries; (vi) academic expertise in an area of SmartRent’s operations; (vii) background in financial and accounting matters; and (viii) all other factors it considers appropriate, which may include age, diversity of background, existing commitments to other businesses, potential conflicts of interest, legal considerations, corporate governance background, financial and accounting background, executive compensation background, and the size, composition, and combined expertise of the existing Board. Our Board and nominating and corporate governance committee believe that an experienced and highly qualified board of directors fosters a robust, comprehensive and balanced decision-making process for the continued effective functioning of our Board and our success. Accordingly, through the nomination process, our nominating and corporate governance committee seeks to promote board membership that reflects diversity, factoring in gender, race, ethnicity, differences in professional background, education, skill and experience, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience. Our nominating and corporate governance committee evaluates the foregoing factors, among others, and does not assign any particular weighting or priority to any of the factors.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1:

Election of Directors

Our Board has nominated Ann Sperling and Frederick Tuomi to serve, and each has agreed to stand for election at the meeting, as a Class I director.

Our Board consists of seven members. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election. Our directors are divided into the three classes as follows:

Class I directors: Ann Sperling and Frederick Tuomi;

Class II directors: Robert Best and Bruce Strohm; and

Class III directors: Lucas Haldeman, Alana Beard, and John Dorman.

The terms of the Class I directors will expire at this year’s Annual Meeting. Our Board proposes the election of Ms. Sperling and Mr. Tuomi at this year’s Annual Meeting to serve as Class I directors for a three-year term expiring at the annual meeting of stockholders to be held in 2025 and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal. Ms. Sperling and Mr. Tuomi have agreed to stand for election as Class I directors, and we have no reason to believe that any nominee will be unable to serve if elected. Should any director nominee become unavailable for election as a result of an unexpected occurrence, your proxy authorizes the persons named as proxies to vote for a substitute nominee if our Board so chooses, or our Board may reduce its size. The terms of office of the directors in Class II and Class III will not expire until the annual meeting of stockholders to be held in 2023 and 2024, respectively

The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Vote Required

Directors are elected by a plurality of the votes cast by the stockholders present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named above. If such nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board.

Nominees

Our nominating and corporate governance committee seeks to assemble a board of directors that, as a group, can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its qualifications and experience in various areas. To that end, the committee has identified and evaluated nominees in the broader context of our Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities deemed critical to effective functioning of our Board.

The following table sets forth, for the Class I nominees and our other directors who will continue in office after the Annual Meeting, their ages and position/office held with us as of the date of this proxy statement:

Name	Age	Position/Office Held with SmartRent
Class I directors for election at this annual meeting of stockholders

Ann Sperling(1)(3)	66	Director Nominee
Frederick Tuomi(2)	67	Director Nominee

Class II directors whose terms expire at the annual meeting of stockholders in 2023

Robert Best(2)	75	Director
Bruce Strohm(1)(3)	67	Director

Class III directors whose terms expire at the annual meeting of stockholders in 2024

Lucas Haldeman	44	Director and Chief Executive Officer
Alana Beard(2)	39	Director
John Dorman(1)(3)	71	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our Board to recommend them for board service.

Nominees for Election Until the Annual Meeting of Stockholders to be Held in 2025

Ann Sperling, age 66, has served as a member of our Board since the consummation of the Business Combination. Ms. Sperling has over 39 years of real estate and management experience, including roles in commercial real estate investment and development and leadership roles in public real estate companies. From May 2018 until its spinout of Apartment Income REIT (NYSE: AIRC), she served as a director of Apartment Investment and Management Company (NYSE: AIV) and was Chairman of the Development and Redevelopment Committee. She is now a Director of AIRC, and currently serves as the Chairman of AIRC’s Nominating and Corporate Responsibility Committee and as a member of AIRC’s Audit Committee. Ms. Sperling has also served as Senior Director of Trammell Crow Company, the development subsidiary of the public company, CBRE, since October 2013, focusing on the capitalization and execution of new commercial developments. From October 2009 through May 2013, she served in two roles at Jones Lang LaSalle, the public real estate investment and services firm, first as Chief Operating Officer, Americas, and then as President, Markets West. As COO, she oversaw operations, finance, marketing, research, legal and engineering and served on the governance focused Global Operating Committee. From October 2007 through June 2009, Ms. Sperling was Managing Director of Catellus, then a mixed-use development and investment subsidiary of the public REIT, ProLogis, where she was responsible for operations, finance and marketing, prior to this subsidiary’s preparation for sale. Previously, between 1982 and 2006, Ms. Sperling held a variety of roles at the public development and services firm, Trammell Crow Company, the last of which was as Senior Managing Director and Area Director, responsible for all facets of operations, finance, transactions and marketing for the Rocky Mountain Region, prior to the firm’s merger with CBRE in 2006. Ms. Sperling serves on the Advisory Board of Cadence Capital and the Gates Center for Regenerative Medicine. Ms. Sperling holds a Bachelors of Science in Biology and Psychology from Tufts University, and a Master of Business Administration from the Harvard School of Business. We believe that Ms. Sperling’s extensive real estate investment and development, operations, marketing, and finance experience make her well qualified to serve as a member of our Board.

Frederick Tuomi, age 67, has served as a member of our Board since the consummation of the Business Combination. Mr. Tuomi served as President, Chief Executive Officer and director of Invitation Homes Inc. (NYSE: INVH), the nation’s largest single-family rental company, from 2017 until his retirement in January 2019. Prior to its merger with Invitation Homes, Mr. Tuomi served as Chief Executive Officer and director of Starwood Waypoint Homes from 2016 until 2017. Prior to its merger with Starwood Waypoint Homes, he served as Co-President and Chief Operating Officer of Colony American Homes, Inc. from 2013 until 2016. Mr. Tuomi was Executive Vice President and President—Property Management for Equity Residential (NYSE:EQR), one of the nation’s largest multi-family REITs, from 1994 until his retirement in 2013. He led the development of Equity Residential’s property management group through years of rapid growth and expansion, while helping to pioneer its leading operational platform. Throughout his career, he has served on numerous multifamily and single-family rental industry boards and executive committees, including the National Rental Home Council, National Multi-Housing Council, California Housing Council, California Apartment Association, Atlanta Apartment Association and the USC Lusk Center for Real Estate. Mr. Tuomi has also served as a member of the board of directors and on the Audit and Compensation Committees of Tejon Ranch Co. (NYSE:TRC), a diversified real estate development and agribusiness company. He currently serves as a Venture Partner Consultant with Real Estate Technology Ventures and as a member of the board of Lessen, Inc., a tech-enabled property services provider, VBC, a modular building company and Cure Violence Global, a nonprofit dedicated to the interruption of violent crime. Mr. Tuomi serves on the Board of Managers and Executive Committee of MultiGreen Properties, a multifamily company focused on the development of attainable and sustainable communities and is an Affiliate Partner with Lindsay Goldberg LLC, a private equity firm. He also serves as a board member and Treasurer of Cure Violence Global, a non-profit dedicated to reducing violence through innovative intervention programs rated nineth in the world among non-government organizations. We believe that Mr. Tuomi’s real estate background and understanding of both the multi-family housing and rental market make him very well qualified to serve as a member of our Board.

Our Board recommends a vote FOR each of the Class I director nominees to elect them to our Board.

Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders

Robert Best, age 75, has served as a member of our Board since the consummation of the Business Combination. Mr. Best served as an Independent Trustee of Colony Starwood Homes (formerly NYSE: SFR and now part of Invitation Homes Inc. (NYSE: INVH)) from January 2016 to June 2017. Mr. Best had served on the board of directors of Colony American Homes, Inc. until its merger with Starwood Waypoint Homes in January 2016. Mr. Best is the founder, Chairman, and President of Westar Associates, a private real estate development company established in 1980. As President, Mr. Best has developed over 70 projects exceeding $2.0 billion across various commercial and residential product types throughout Southern California. Prior to founding Westar, Mr. Best was a partner with Carver Companies where he was responsible for the acquisition, entitlement, leasing, finance, management, and disposition of shopping center development projects. Mr. Best served as a founding member of the University of Southern California’s Lusk Center for Real Estate. He is a member of the Urban Land Institute, and the International Council of Shopping Centers. Mr. Best earned his Bachelor of Science and Master of Business Administration degrees from the University of Southern California. We believe that Mr. Best’s extensive real estate development and asset management industry experience makes him well qualified to serve as a member of our Board.

Bruce Strohm, age 67, a private real estate investor, has served as a member of our Board since the consummation of the Business Combination. Mr. Strohm previously served as the Executive

Vice-President, General Counsel and Corporate Secretary of Equity Residential (NYSE:EQR), an S&P 500 public company, from January 1995 until January 2018. Equity Residential is one of the largest apartment companies in the United States, owning over 300 properties, with 80,000 units, with a market capitalization in excess of $40 billion. From June 2019 until December 2020, he served as Chief Legal Officer of Equity International, a private equity company focusing on investing in real estate outside the United States. During his tenure at Equity Residential and Equity International, Mr. Strohm provided legal oversight of acquisitions, litigation and insurance, and worked closely with the chief executive officer and chief financial officer on capital markets activities and shareholder relations. Mr. Strohm earned a Juris Doctor degree from Northwestern University Law School and a Bachelor of Science degree in accounting from the University of Illinois. We believe Mr. Strohm’s extensive legal, real estate, public company, and financial experience make him uniquely qualified to serve as a member of our Board.

Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders

Lucas Haldeman, age 44, is the Chief Executive Officer and founder of SmartRent and has served on our Board since the Business Combination. Mr. Haldeman has spent the last two decades innovating and developing property management technology for the real estate industry. Prior to founding SmartRent in 2017, Mr. Haldeman served as the chief technology and marketing officer of Colony Starwood Homes (formerly NYSE:SFR and now part of Invitation Homes Inc. (NYSE:INVH)) from 2013 through 2016 where he and his team developed a platform that was instrumental in helping the business acquire, renovate, lease and manage more than 30,000 single family homes. Previously, he served as the Chief Information and Technology Officer for Beazer Pre-Owned Rental Homes from 2012 through 2013, and was the founder and managing partner of Nexus Property Management, Inc. from 2006 through 2012. Mr. Haldeman earned his Bachelor of Specialized Studies degree in Economics and Business, English, and Computer Science from Cornell College. We believe that Mr. Haldeman is qualified to serve on the Board due to his in-depth multifamily knowledge and significant experience innovating and developing property management technology for the real estate industry and that Mr. Haldeman, as a founder of SmartRent, is essential to the long-term vision of SmartRent.

Alana Beard, age 39, has a been a member of our Board since February 2021. In this role she has advised FWAA from the consummation of the initial public offering through a special purpose acquisition company. Ms. Beard has been a director of Fifth Wall Acquisition Corp. II and Fifth Wall Acquisition Corp III since April 2021. Ms. Beard was a Senior Associate at SVB Capital from February 2020 through June 2021, and serves as President of the 318 Foundation, Inc., a non-profit organization since January 2021. Ms. Beard is the Founder and CEO of Transition Play, LLC, a career development firm for women athletes, since May 2021. Prior to joining SVB, Ms. Beard was a member of the WNBA Los Angeles Sparks organization from April 2012 to January 2020 and an ESPN/ACC women’s college basketball analyst from October 2019 to March 2020. During her career with the Sparks, Ms. Beard was a four-time WNBA All-Star, won the WNBA championship in 2016 and was named WNBA Defensive Player of the Year for the 2017 and 2018 seasons. Ms. Beard graduated from Duke University in 2004 with a bachelor’s degree in Sociology. We believe Ms. Beard’s prior leadership experience makes her well qualified to serve as a member of our Board.

John Dorman, age 71, has served as a member of our Board since the consummation of the Business Combination. Mr. Dorman has served since 2015 as a director of LoanDepot, Inc. (NYSE: LDI), a leading national non-bank lender serving consumers, and currently serves as Chairman of its Audit Committee and Nominating and Governance Committee. From 2012 until June 2021, he also served on the board of directors of CoreLogic, Inc. (NYSE: CLGX), which provides real property and mortgage information, analytics and data enabled services. Mr. Dorman served as Chairman of the Strategy and Acquisitions Committee of CoreLogic from 2014 to 2020 and Chairman of the Audit Committee from 2020 to 2021. Mr. Dorman previously served as the Chairman of the board of directors of Online Resources Corporation (Nasdaq: ORCC) from 2010 to March 2013 when it was acquired by ACI Worldwide. From 1998 to 2007, Mr. Dorman served as a director, and from 1998 to 2003 as Chairman and Chief Executive Officer, of Digital Insight Corporation (Nasdaq: DGIN), a leading provider of software as a service for online banking and bill payment for financial institutions. From 1997 to 1998, Mr. Dorman was Senior Vice President and General Manager of the Global Financial Services Division of Oracle Corporation. From 1983 to 1987, Mr. Dorman was Chairman and Chief Executive Officer of Treasury Corporation, a leading provider of enterprise modeling and financial analysis software for major global financial institutions that was acquired by Oracle in 1997. Additionally, Mr. Dorman currently serves as Chairman of the board of directors of DeepDyve, Inc., a privately held technology platform for scientific and scholarly research. We believe that Mr. Dorman’s prior experience as chief executive officer of a technology service provider during a period of rapid growth and expansion enables him to provide insights into our operational, technology and growth strategies. We additionally believe his strategic perspective in the financial innovation space, financial expertise, and board experience additionally well qualify Mr. Dorman to serve as a member of our Board.

Non-Employee Director Compensation

We compensate our non-employee directors with a combination of cash and equity in the form of restricted stock units (“RSUs”). Lucas Haldeman, our Chief Executive Officer, also serves as a director and we compensate Mr. Haldeman solely for serving as our Chief Executive Officer—see “Executive Compensation” below—and do not provide additional compensation for his service as a director. Our Board adopted a non-employee director compensation policy on August 24, 2021, as amended on February 15, 2022, that is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Specifically, we provide annual cash payments, payable quarterly, to each director who is not an employee of ours, with additional amounts for those serving as Lead Independent Director and chairpersons or members of our audit, compensation, and nominating and corporate governance committees, as set forth below:

Cash
Board member fee(1)	$80,000
Lead Independent Director fee(1)	$20,000
Committee chair fee(2)
Audit Committee	$20,000
Compensation Committee	$15,000
Nominating and Corporate Governance Committee	$10,000
Committee member fee(2)
Audit Committee	$10,000
Compensation Committee	$7,500
Nominating and Corporate Governance Committee	$5,000
Equity
Director restricted stock unit grant(3)	$150,000

(1)	Amounts reflected are annual amounts; payments are made on a quarterly basis.
(2)	Amounts reflected are annual amounts; payments are made on a quarterly basis
(3)	Each committee chair receives only the fee due to him as chair and does not receive an additional fee as a member of our board or a committee.
(4)

The equity award has a grant date fair value of approximately $150,000 and vests in full on the earlier of (a) the date immediately preceding the date of the next annual stockholder meeting following the grant or (b) one year from the grant date.

In addition, upon the closing of the Business Combination, each non-employee director received a one-time award of RSUs equal to $250,000 on the date of grant. These RSUs vest with respect to one-third on the first anniversary of the vesting commencement date, and an additional one-third on the 12-month anniversary thereof each year until vested in full.

The following table provides information for all compensation awarded to, earned by or paid to each person who served as a non-employee director in the fiscal year ending December 31, 2021. Mr. Haldeman is not included in the table below because he did not receive additional compensation for his service as a director. The compensation received by Mr. Haldeman as an employee is shown below in “Executive Compensation-Summary Compensation Table.”

The following table sets forth information concerning the compensation earned by or paid to our non-employee directors during fiscal 2021.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Ann Sperling	47,500	400,000	447,500
Frederick Tuomi	53,570	400,000	453,570
Robert Best	47,500	400,000	447,500
Bruce Strohm	50,000	400,000	450,000
Alana Beard	43,750	400,000	443,750
John Dorman	52,500	400,000	452,500
Victor Coleman	0	300,000	300,000
Angela Huang	0	300,000	300,000
Wisdom Lu	0	300,000	300,000

(1)	Amounts shown in this column reflect the total cash retainer earned by each director for board and committee service during 2021.
(2)

Amounts shown in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each equity award granted in 2021, computed in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as amended. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

We currently reimburse our directors for their reasonable out-of-pocket expenses in connection with attending meetings of our Board and committees. We have granted equity awards to our non-employee directors as compensation for their services. All our non-employee directors hold RSUs. In August 2021, each of the non-employee directors elected effective as of the closing of the Business Combination, were granted (i) 12,397 RSUs, which vest on the earlier of (a) the date immediately preceding the date of the next annual stockholder meeting following the grant or (b) one year from the grant date and (ii) 20,661 RSUs, which vest with respect to one-third on August 24, 2022, and an additional one-third on the 12-month anniversary thereof each year until vested in full.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 2:

Ratification of Selection of Independent Registered Public Accounting Firm

Our audit committee has appointed Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit this selection for ratification by the stockholders at the Annual Meeting. Deloitte has been our independent registered public accounting firm since the consummation of the Business Combination on August 24, 2021.

Representatives of Deloitte are expected to be present during the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement. Our Board is submitting this selection as a matter of good corporate governance and because we value our stockholders’ views on our independent registered public accounting firm. Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of our independent registered public accounting firm. If the stockholders fail to ratify this selection, our Board will reconsider whether or not to retain Deloitte. Even if the selection is ratified, our Board may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests and in the best interests of our stockholders.

Vote Required

An affirmative vote from holders of a majority in voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the proposal will be required to ratify the selection of Deloitte.

Principal Accountant Fees and Services

During the period from November 23, 2020 (inception) until the Business Combination on August 24, 2021, WithumSmith+Brown, PC (“WithumSmith”) served as our independent registered public accounting firm. After the Business Combination, our audit committee approved a change in accountants and engaged Deloitte as our independent registered public accounting firm.

The following table provides the aggregate fees for services provided by our independent registered public accounting firm for the fiscal years ending December 31, 2021.

	Fiscal Year Ended December 31, 2020	Fiscal Year Ended December 31, 2021
Type of Fees	WithumSmith ($)	Deloitte ($)	WithumSmith ($)

Audit fees(1)	-	2,879,866	43,260

Audit-Related Fees(2)	-	-	-

Tax Fees(3)	-	-	4,000

Total fees	-	2,879,866	47,260

(1)

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings. We paid $43,260 to WithumSmith for services provided in fiscal 2021, prior to the appointment of Deloitte, for quarterly reviews and accounting work related to our proxy statement filed in connection with the Business Combination. Fees paid to Deloitte relate to the audits of our consolidated financial statements and in connection with financial statements incorporated into SEC filings related to fiscal years ended 2021 and 2020.

(2)

Audit Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. We did not pay Deloitte or WithumSmith for audit-related fees for the period from November 23, 2020 through December 31, 2021.

(3)

Tax Fees. Tax fees consist of fees billed for tax consultation services for the Business Combination and professional services relating to tax compliance, tax planning and tax advice. We paid WithumSmith $4,000 for tax-related services in fiscal 2021.

Audit Committee Approval

Our audit committee approved all of the foregoing services. Our audit committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. Our independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our audit committee may also pre-approve particular services on a case-by-case basis. During 2020 and 2021, services provided by Deloitte and WithumSmith were pre-approved by our audit committee in accordance with this policy.

Our Board recommends a vote FOR the ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Report of the Audit Committee

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with our management. The audit committee has discussed with its independent registered public accounting firm, Deloitte, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as amended, as adopted by the PCAOB. The audit committee has also received the written disclosures and the letter from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

The Audit Committee

John Dorman (Chair)

Ann Sperling

Bruce Strohm

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our Class A Common Stock as of March 22, 2022:

◾	each of our named executive officers;

◾	each of our directors;

◾	all directors and executive officers as a group; and

◾	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our Class A Common Stock.

The percentage of shares beneficially owned shown in the table is based on 194,070,229 shares of Class A Common Stock outstanding as of March 22, 2022. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock subject to options, restricted stock units, or other rights held by the person that are currently exercisable or exercisable within 60 days of March 22, 2022. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in this table have sole voting and investment power with respect to all shares of our Class A Common Stock shown as beneficially owned by them. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Except as otherwise noted below, the address for persons listed in the table is c/o SmartRent, Inc., 8665 E. Hartford Drive, Suite 200, Scottsdale, Arizona 85255. The information provided in the table below is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Shares Beneficially Owned	% of Voting Power(†)
	Class A Common Stock

5% Holders

Entities Affiliated with RET Ventures(1)	38,106,914	19.6%

Entities affiliated with Bain Capital Venture Investors, LLC(2)	21,972,649	11.3%

Lucas Haldeman(3)	13,961,325	7.1%

Entities affiliated with Spark Capital Partners, LLC(4)	11,715,137	6.0%

Fifth Wall Acquisition Sponsor, LLC(5)	9,528,500	4.9%

Fifth Wall Ventures II, L.P.(5)	4,686,054	2.4%

Directors and Named Executive Officers

Lucas Haldeman(3)	13,961,325	7.1%

Robert Best(6)	4,608,619	2.4%

Frederick Tuomi(7)	614,070	*

Bruce Strohm(8)	57,397	*

Alana Beard(9)	48,397	*

John Dorman(10)	12,397	*

Ann Sperling(11)	12,397	*

Isaiah DeRose-Wilson(12)	1,500,986	*

Christopher Edmonds(13)	539,122	*

All directors and executive officers as a group (13 individuals)(14)	24,361,782	12.0%

*	Denotes less than 1%.
†	Each share of Class A Common Stock will be entitled to one vote per share.
(1)

Based upon information contained in a Schedule 13D filed on March 14, 2022, entities affiliated with RET Ventures (“RET”) beneficially own 38,106,914 shares of the Company’s Class A Common Stock which includes: (i) 447,221 shares owned by Real Estate Technology Ventures Associates, L.P. (“RET Associates”); (ii) 25,610,456 shares owned by Real Estate Technology Ventures, L.P. (“RET Fund I”); (iii) 389,319 shares owned by Real Estate Technology Ventures II, L.P. (“RET Fund II”); (iv) 5,886,681 shares owned by Real Estate Technology Ventures-A, L.P. (“RET Fund I-A”); (v) 5,716,921 shares owned by RET Ventures SPV I, L.P. (“RET SPV I”); (vi) 9,066 shares owned by Real Estate Technology Ventures Associates II, L.P. (“RET Associates II”); (vii) 32,981 shares owned by John Helm; and (viii) 14,269 shares owned by Christopher Yip. RETV GP, LLC (“RET GP I”) is the general partner of each of RET Associates, RET Fund I, RET Fund I-A (collectively, “RETV I”) and RET SPV I and may be deemed to have sole investment and voting power over the shares held by each of RETV I and RET SPV I. John Helm is the sole Managing Director of RET GP I and may be deemed to have voting and dispositive power over the shares held by each of RETV I and RET SPV I. RETV GP II, LLC (“RET GP II”) is the general partner of RET Fund II and RET Associates II and may be deemed to have sole investment and voting power over the shares held by RET Fund II and RET Associates II. John Helm and Christopher Yip are the Managing Directors of RET GP II and may be deemed to have shared voting and dispositive power over the shares held by RET Fund II. The address for these entities is c/o RET Ventures, 136 Heber Ave, Suite 304, Park City, UT 84060.

(2)

Based upon information contained in a Schedule 13G filed on September 2, 2021, entities affiliated with Bain Capital Venture Investors, LLC (“BCVI”) beneficially own 21,972,649 shares of SmartRent’s Class A Common Stock, which includes: (i) 19,132,251 shares owned by Bain Capital Venture Fund 2019, L.P. (“BCV Fund 2019” ); (ii) 1,946,413 shares owned by BCIP Venture Associates II, L.P.(“BCIP Venture II”); (iii) 158,127 shares owned by BCIP Venture Associates II-B, L.P. (“BCIP Venture II-B”); and (iv) 735,858 shares owned by BCV 2019-MD Primary, L.P. (“BCV MD Primary,” and together with BCV Fund 2019, BCIP Venture II, and BCIP Venture II-B, the “Bain Capital Venture Entities”). BCVI, the Executive Committee of which consists of Enrique Salem and Ajay Agarwal, is the ultimate general partner of each of BCV Fund 2019 and BCV MD Primary and governs the investment strategy and decision-making process with respect to investments held by BCIP Venture II and BCIP Venture II-B. As a result, each of BCVI and Messrs. Salem and Agarwal may be deemed to share voting and dispositive power with respect to the securities held by the Bain Capital Venture Entities. The address for the Bain Capital Venture Entities is c/o Bain Capital Venture Investors, LLC, 200 Clarendon Street, Boston, MA 02116.

(3)

Consists of (i) 10,864,593 shares of Class A Common Stock, (ii) 2,964,443 shares of Class A Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of March 22, 2022, and (iii) 132,289 shares of Class A Common Stock issuable pursuant to vesting of restricted stock units within 60 days of March 22, 2022.

(4)

Based upon information contained in a Schedule 13G filed on February 10, 2022, entities affiliated with Spark Capital Partners, LLC beneficially own 11,715,137 shares of SmartRent’s Class A Common Stock, which includes: (i) 130,036 shares owned by Spark Capital Growth Founders’ Fund II, L.P. (“SCGFF II”); and (ii) 11,585,101 shares owned by Spark Capital Growth Fund II, L.P. (“SCGF II” and together with SCGFF II, the “Spark Growth II Funds”). Spark Growth Management Partners II, LLC (“Spark Growth II GP”) is the sole general partner of each of the Spark Growth II Funds and may be deemed to have sole voting and dispositive power over the shares held by each of the Spark Growth II Funds. Any action by the Spark Growth II Funds with respect to shares of SmartRent’s Class A Common Stock, including voting and dispositive decisions, requires at least a majority vote of the managing members of Spark Growth II GP, who are Jeremy Philips, Santo Politi, Bijan Sabet and Paul Conway. Under the so-called “rule of three,” because voting and dispositive decisions are made by a majority of the managing members, no individual managing member of Spark Growth II GP has voting or dispositive power over such shares and no individual managing member is deemed to be a beneficial owner of the Spark Growth II Funds’ shares of SmartRent’s Class A Common Stock. The address for each of the Spark Growth II Funds and Spark Growth II GP is c/o Spark Capital Partners, LLC, 137 Newbury Street, 8th Floor, Boston, MA 02116.

(5)

Based upon information contained in a Schedule 13D filed on August 26, 2021, Fifth Wall Acquisition Sponsor, LLC (“Fifth Wall Sponsor”) holds 9,528,500 shares of Class A Common Stock (the “Sponsor Shares”). The managers of Fifth Wall Sponsor are Brendan Wallace and Andriy Mykhaylovskyy. Fifth Wall Fund II, L.P. (“Fifth Wall Fund II”) holds 4,686,054 shares of Class A Common Stock (the “Fifth Wall Fund II Shares”). The general partner of Fifth Wall Fund II is Fifth Wall Ventures GP II, L.P. (“Fifth Wall Fund II GP”). The general partner of Fifth Wall Fund II GP is Fifth Wall Ventures UGP II, LLC (“Fifth Wall Fund II UGP”). The sole manager of Fifth Wall Fund II UGP is Fifth Wall Ventures Management, L.P. (“Fifth Wall Management”). The general partner of Fifth Wall Management is Fifth Wall Ventures Management GP, LLC. (“Fifth Wall Management GP” and, together with Fifth Wall Fund II, Fifth Wall Fund II GP, Fifth Wall Fund II UGP and Fifth Wall Management, the “Fifth Wall Fund II Entities”). Investment and voting decisions with respect to interests held by Fifth Wall Management GP are made by its members, Brendan Wallace, Andriy Mykhaylovskyy and Brad Greiwe (the “Fifth Wall Members”). Accordingly, (i) each of the Fifth Wall Fund II Entities may be deemed to share beneficial ownership of the Fifth Wall Fund II Shares held directly by Fifth Wall Fund II and (ii) Fifth Wall Sponsor, Mr. Wallace and Mr. Mykhaylovskyy may be deemed to share beneficial ownership of the Sponsor Shares held directly by Fifth Wall Sponsor. Each of the Fund II Entities, Fifth Wall Sponsor and the Fifth Wall Members expressly disclaims beneficial ownership of any such securities except to the extent of their pecuniary interest therein. Without limiting the foregoing, (i) Fifth Wall Fund II expressly disclaims beneficial ownership of any Sponsor Shares held by Fifth Wall Sponsor, (ii) Fifth Wall Sponsor expressly disclaims beneficial ownership of any Fifth Wall Fund II Shares held by Fifth Wall Fund II and (iii) each of the Fifth Wall Members expressly disclaims beneficial ownership of the Fifth Wall Fund II Shares held by the Fifth Wall Fund II. Fifth Wall Sponsor, Mr. Wallace, Mr. Mykhaylovskyy and the Fifth Wall Fund II Entities may be deemed to constitute a group within the meaning of Section 13(d)(3) of the Exchange Act, provided that each of them expressly disclaims membership in a group. The address of Fifth Wall Sponsor, Mr. Wallace, Mr. Mykhaylovskyy and the Fifth Wall Fund II Entities is 6060 Center Drive, 10th Floor, Los Angeles, California 90045.

(6)

Consists of (i) 4,596,222 shares of Class A Common Stock held by the Best Family Trust, established October 2, 2001 for the benefit of Robert Best and of which Robert Best is a trustee, and (ii) 12,397 shares of Class A Common Stock issuable pursuant to vesting of restricted stock units within 60 days of March 22, 2022.

(7)

Consists of (i) 419,813 shares of Class A Common Stock held by FCT Fund, LTD, of which Frederick Tuomi is an indirect owner, (ii) 181,860 shares of Class A Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of March 22, 2022, and (iii) 12,397 shares of Class A Common Stock issuable pursuant to vesting of restricted stock units within 60 days of March 22, 2022.

(8)

Consists of (i) 45,000 shares of Class A Common Stock held by Bruce Strohm, and (ii) 12,397 shares of Class A Common Stock issuable pursuant to vesting of restricted stock units within 60 days of March 22, 2022.

(9)

Consists of (i) 36,000 shares of Class A Common Stock held by Alana Beard, and (ii) 12,397 shares of Class A Common Stock issuable pursuant to vesting of restricted stock units within 60 days of March 22, 2022.

(10)	Consists of 12,397 shares of Class A Common Stock issuable pursuant to vesting of restricted stock units within 60 days of March 22, 2022.
(11)	Consists of 12,397 shares of Class A Common Stock issuable pursuant to vesting of restricted stock units within 60 days of March 22, 2022.

(12)

Consists of (i) 1,421,613 shares of Class A Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of March 22, 2022, and (ii) 79,373 shares of Class A Common Stock subject to vesting of restricted stock units within 60 days of March 22, 2022.

(13)

Consists of (i) 241,470 shares of Class A Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of March 22, 2022, and (ii) 297,652 shares of Class A Common Stock subject to vesting of restricted stock units within 60 days of March 22, 2022.

(14)

Consists of (i) 15,966,728 shares of Class A Common Stock, (ii) 7,652,612 shares of Class A Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of March 22, 2022, and (iii) 742,442 shares of Class A Common Stock issuable pursuant to vesting of restricted stock units within 60 days of March 22, 2022.

Executive Officers

The following is biographical information for our executive officers, including our named executive officers, as of the date of this proxy statement:

Name	Age	Position

Lucas Haldeman	44	Chief Executive Officer

Demetrios Barnes	35	Chief Operating Officer

Christopher Edmonds	53	Chief Revenue Officer

Mitch Karren	36	Chief Product Officer

Brian Roberts	49	Chief Legal Officer and Secretary

Isaiah DeRose-Wilson	38	Chief Technology Officer

Jonathan Wolter	71	Chief Financial Officer

Lucas Haldeman is the Chief Executive Officer and founder of SmartRent. Mr. Haldeman has spent the last two decades innovating and developing property management technology for the real estate industry. Prior to founding SmartRent in 2017, Mr. Haldeman served as the chief technology and marketing officer of Colony Starwood Homes (formerly NYSE:SFR and now part of Invitation Homes Inc. (NYSE:INVH)) from 2013 through 2016 where he and his team developed a platform that was instrumental in helping the business acquire, renovate, lease and manage more than 30,000 single family homes. Previously, he served as the Chief Information and Technology Officer for Beazer Pre-Owned Rental Homes from 2012 through 2013, and was the founder and managing partner of Nexus Property Management, Inc. from 2006 through 2012. Mr. Haldeman earned his Bachelor of Specialized Studies degree in Economics and Business, English, and Computer Science from Cornell College.

Demetrios Barnes is a co-founder and the Chief Operating Officer of SmartRent. Mr. Barnes leads SmartRent’s support, field operations and account services teams. Mr. Barnes is passionate about helping owners and operators understand the innovations technology can produce, while forging strong interpersonal relationships and participating in thought leadership discussions and has over a decade of experience in property management operations. Mr. Barnes currently serves, and has served since 2016, as the president of Fenix Group Consulting, a provider of custom web, cloud, mobile, digital, desktop software development and consulting services focusing on property management technology, since 2016. Mr. Barnes additionally served as the senior vice president of Elm Street Technology from 2017 through 2019, where he helped launch the Elevate platform, a real estate technology solution. Prior to co-founding SmartRent, Mr. Barnes was vice president of technology for Colony Starwood Homes (formerly NYSE:SFR and now part of Invitation Homes Inc. (NYSE:INVH)) from 2013 through 2016, and the director of property management and technology with Beazer Pre-Owned Rental Homes from 2012 through 2013.

Christopher Jon (CJ) Edmonds has served as the Chief Revenue Officer of SmartRent since January 2020. Mr. Edmonds leads the revenue growth of the business through new customer acquisition, customer expansion, and customer retention. Mr. Edmonds has more than 12 years of executive-level management experience in the SaaS and wireless industries. Prior to joining SmartRent, he ran the sales organization at G5 Search Marketing, Inc. from 2010 to 2019, delivering digital marketing solutions to the real estate sector and was integral in growing the company from $4.0 million to $40.0 million annual recurring revenue. Mr. Edmonds earned a Bachelor of Science degree in Business Administration and Economics from Saint Mary’s College of California.

Mitch Karren is the Chief Product Officer at SmartRent where he oversees product management and business development. Mr. Karren is responsible for setting and executing SmartRent’s global product strategy, as well as identifying and validating new business intiatives. Prior to his role with SmartRent, he served as director of product at Colony Starwood Homes (formerly NYSE:SFR and now part of Invitation Homes Inc. (NYSE:INVH)) from 2013 to 2016 where he designed their custom end-to-end software platform and directed the first ever large scale smart home deployment in the rental industry. Mr. Karren earned a Bachelor of Science degree in Housing and Community Development from Arizona State University and is a licensed real estate broker in Arizona.

Brian Roberts has served as the Chief Legal Officer and Secretary of SmartRent since January 3, 2022. Mr. Roberts served as Chief Administrative Officer, General Counsel and Secretary of Grand Canyon University from July 1, 2018 through January 2, 2022 and as Senior Vice President, General Counsel and Secretary of Grand Canyon Education, Inc. (Nasdaq: GCE) from May 2012 through June 30, 2018. From August 2003 to May 2012, Mr. Roberts was employed by iGo, Inc., a publicly traded developer of electronics accessories, including serving as Vice President, General Counsel and Secretary in charge of all legal functions from May 2005 to May 2012. From September 1998 to August 2003, Mr. Roberts was an attorney with the law firm of Snell & Wilmer L.L.P, where his practice focused on corporate, securities, mergers and acquisitions and a broad range of business and commercial matters. Mr. Roberts received a Bachelor of Science degree in Business Administration and a Juris Doctorate from the University of Kansas.

Isaiah DeRose-Wilson is the Chief Technology Officer for SmartRent and a co-founder. Mr. DeRose-Wilson is responsible for SmartRent’s design, hardware and firmware, mobile and web applications, quality assurance and development operations divisions. As an integral member of the leadership team, Mr. DeRose-Wilson oversees the stability, security and growth of SmartRent’s software and hardware offerings. Prior to becoming one of SmartRent’s founders in 2017, he spent 10 years working on projects ranging from low- to high-level programming languages, networking, hardware and Internet of Things integrations, product and risk management, and compliance. As the director of engineering for Colony Starwood Homes (formerly NYSE:SFR and now part of Invitation Homes Inc. (NYSE:INVH)) from 2013 to 2016, Mr. DeRose-Wilson led a team that built a software platform responsible for facilitating operational workflows and communication surrounding Colony Starwood Homes’ acquisition, accounting, maintenance, logistics, support and operations teams to maintain and grow a portfolio of more than 30,000 single family homes.

Jonathan Wolter has served as the Chief Financial Officer of SmartRent since August 2020 pursuant to a consulting agreement between SmartRent and FLG Partners, LLC, a leading chief financial officer services firm in Silicon Valley, with whom Mr. Wolter is a partner. Mr. Wolter has over 40 years of experience as a financial executive and has been a partner with FLG Partners since 2004. Through FLG Partners, Mr. Wolter serves public and private company clients as both interim and permanent chief financial officer based on the individual client engagement. Through FLG Partners, Mr. Wolter also currently serves as the chief financial officer of Kyverna Therapeutics, Inc., where, he has been engaged since July 2021 and Vera Therapeutics, Inc., where he was engaged as chief financial officer from March 2020 through July 2021. Recently, Mr. Wolter served as the interim chief financial officer of Amyris, Inc. (Nasdaq: AMRS) from June 2019 through March 2020 where he led the successful effort to complete audits and related filings to effectively preclude Nasdaq’s de-listing due to the company’s delayed SEC filings caused by a need to restate annual and quarterly financial statements, and as the chief financial officer of Verena Health, Inc. from 2016 to 2019. Mr. Wolter earned a Bachelor of Science degree in Business Administration from the University of California, Berkeley and is a certified public accountant (inactive status).

Executive Compensation

Our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers as of December 31, 2021, were:

Lucas Haldeman, Chief Executive Officer;

Christopher Jon Edmonds, Chief Revenue Officer; and

Isaiah DeRose-Wilson, Chief Technology Officer.

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our Board on its discussions, decisions and other actions. Our Chief Executive Officer, from time to time as necessary, makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer, as well as each individual compensation component.

Our compensation committee is authorized, in its sole discretion, to retain the services of one or more compensation consultants, outside legal counsel and such other advisers as necessary to assist with the execution of its duties and responsibilities.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to our named executive officers during fiscal 2020 and 2021.

Name and Principal Position	Year	Salary ($)	Equity Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(1)	Total ($)

Lucas Haldeman	2021	445,557	4,038,559(2)	435,959(3)	19,500	4,939,575

Chief Executive Officer	2020	312,000	1,362,683(4)	162,500(5)	13,000	1,850,183

Christopher Jon Edmonds	2021	265,883	4,990,114(2)	181,958(3)	5,708	5,443,669

Chief Revenue Officer	2020	153,678	148,315(4)	125,000	4,750	283,428

Isaiah DeRose-Wilson	2021	250,127	1,434,364(2)	98,760(3)	12,353	1,795,610

Chief Technology Officer	2020	222,480	—	46,350(5)	9,270	278,100

(1)	Represents match of contributions to our 401(k) savings plan, which we provide to all eligible employees.
(2)	Represents the grant date fair market value of RSUs granted (a) under the SmartRent.com, Inc. 2018 Stock Plan (the “2018 Stock Plan”) on April 19, 2021 and (b) under the SmartRent 2021

Equity Incentive Plan (the “Equity Incentive Plan”) on August 24, 2021, each of which vest with respect to 25% on the first anniversary of the grant date and monthly thereafter in 36 equal installments. See the section entitled “Equity Award Inducement Grants.” These amounts reflect the grant date fair value of the awards, and do not correspond to the actual value that will be realized by the named executive officer. See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as amended, for a discussion of all assumptions made by us in determining the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 values of our equity awards.

(3)	Represents a cash incentive award to our named executive officers for the year ended December 31, 2021.
(4)

Represents the grant date fair market value of stock options granted under the 2018 Stock Plan, which vest with respect to 25% on the first anniversary of the grant date and monthly thereafter in 36 equal installments. The stock options for Lucas Haldeman and Christopher Edmonds were granted on November 18, 2020, and January 27, 2020, respectively. See the section entitled “Equity Award Inducement Grants.” These amounts reflect the grant date fair value of the awards, and do not correspond to the actual value that will be realized by the named executive officer. See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as amended, for a discussion of all assumptions made by us in determining the FASB ASC Topic 718 values of our equity awards.

(5)	Represents a discretionary performance bonus awarded to our named executive officers for the year ended December 31, 2020.

Narrative Disclosure to the Summary Compensation Table

The following is a brief description of the compensation arrangements we have with each of our named executive officers and other compensation paid to our named executive officers.

Overview

Our “named executive officers” for the year ended December 31, 2021, include Lucas Haldeman, our Chief Executive Officer, Christopher Jon Edmonds, our Chief Revenue Officer, and Isaiah DeRose-Wilson, our Chief Technology Officer, our two most highly compensated executive officers during 2021 other than our current Chief Executive Officer, who were serving as executive officers as of December 31, 2021. This Executive Compensation section sets forth certain information regarding total compensation earned by our named executive officers for year ending December 31, 2021, as well as stock option awards and RSUs held by our named executive officers as of December 31, 2021. To date, the compensation packages for our named executive officers primarily consist of base salary, an annual cash incentive bonus, equity awards and health and welfare benefits.

Base Salary

Base salary is a fixed element within a total compensation package intended to attract and retain the talent necessary to successfully manage our business and execute our business strategies. Base salary for our named executive officers is established based on the scope of their responsibilities, taking into account relevant experience, internal pay equity, tenure and other factors deemed relevant.

Our named executive officers are entitled to base salary and a target bonus of a certain percentage of base salary as follows:

Name	Base Salary ($)

Lucas Haldeman	750,000

Christopher Edmonds	325,000

Isaiah DeRose-Wilson	325,000

Annual Incentives

In order to directly tie a portion of each named executive officer’s compensation to our financial and operational objectives of the applicable fiscal year, we include annual cash incentives in the executive compensation plan. The compensation committee has selected the performance metrics, applicable performance targets for the metrics, target payout opportunities, and other terms and conditions of the annual cash incentives for all of our executive officers, including our named executive officers. Following the end of each year, the compensation committee reviews our company performance against the performance targets to recommend the final amount of the award that is payable to the executive officers. For fiscal year 2021 (following the Business Combination), the cash incentive targets for our named executive officers were established as a percentage of base salary as follows:

Lucas Haldeman – Target of 125% of Base Salary

Christopher Edmonds – Target of 60% of Base Salary

Isaiah DeRose-Wilson – Target of 60% of Base Salary

Annual cash incentive payments to the named executive officers were based on achievement of a Units Deployed performance target for the plan year, as determined by Board. The cash incentives earned by our named executive officers for fiscal year 2021 were based on a performance target of 161,000 Units Deployed and pro-rated to reflect the period beginning on August 24, 2021 through December 31, 2021. Cash incentive recipients were entitled to payment of the awards only if the actual number of Units Deployed for the fiscal year equaled or exceeded 100% of the target.

Our Units Deployed for fiscal 2021 was 167,743 correlating to approximately 104% against the Units Deployed target. Based on this performance, cash incentive payments to our named executive officers were as follows:

Lucas Haldeman – $435,959

Christopher Edmonds – $181,958

Isaiah DeRose-Wilson – $98,760

Amended and Restated 2018 Stock Plan

On April 6, 2021, SmartRent.com, Inc. amended and restated the SmartRent.com, Inc. 2018 Stock Plan, originally adopted March 7, 2018 pursuant to which its board of directors could grant incentive stock options, nonstatutory stock options, restricted stock purchase rights, restricted stock bonuses, and RSUs to its employees, consultants, and directors. The 2018 Stock Plan authorized the issuance of up to 4,039,803 shares of its common stock. Stock options granted under the 2018 Stock Plan were granted with an exercise price equal to the fair market value of SmartRent.com, Inc.’s common stock at the date of grant. Such stock options generally have 10-year terms and vest over a four-year period starting from the date specified in each agreement. SmartRent.com, Inc.’s RSUs generally vest over a four-year period starting from the date specified in each agreement and are not subject to performance conditions.

In connection with the Business Combination, SmartRent assumed the 2018 Stock Plan and all awards outstanding under the 2018 Stock Plan and the 2018 Stock Plan was terminated with respect to the ability to grant awards thereunder. Additionally, each outstanding unvested SmartRent.com, Inc. RSU and stock option, whether vested or unvested, was converted into an RSU or stock option (as applicable) representing the right to receive shares of SmartRent Class A Common Stock. All awards under the 2018 Stock Plan that were outstanding as of the effectiveness of the

Equity Incentive Plan continue to be governed by the terms, conditions and procedures set forth in the 2018 Stock Plan and any applicable award agreement.

SmartRent 2021 Equity Incentive Plan

The Equity Incentive Plan was approved by the FWAA board of directors on May 12, 2021 and approved by our stockholders on August 23, 2021. Awards made under the Equity Incentive Plan will allow us to attract new key employees, retain existing key employees, directors and other service providers and to align the interests of our employees, directors and other service providers with the interests of our stockholders. The Equity Incentive Plan authorizes our compensation committee to provide incentive compensation in the form of stock options, restricted stock and stock units, performance shares and units, other stock-based awards and cash-based awards. The maximum aggregate number of shares authorized for issuance under the Equity Incentive Plan is 15,500,000 shares, which shares shall consist of authorized but unissued or reacquired shares or any combination thereof.

RSUs granted under the 2021 Equity Incentive Plan represent rights to receive shares of our Class A Common Stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of RSUs or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. RSUs may not be transferred by the participant. Participants have no voting rights or rights to receive cash dividends with respect to RSUs until shares of stock are issued in settlement of such awards. Unless otherwise provided by the compensation committee, a participant will forfeit any RSUs which have not vested prior to the participant’s termination of service.

Executive Employment Agreements

We have entered into executive employment agreements with each of our named executive officers. The executive employment agreements generally provide for at-will employment and set forth the named executive officer’s annual base salary, subject to adjustment. The executive employment agreements provide that each named executive officer is eligible to participate in our group medical health and accident, group insurance and similar benefit plans as well as our retirement plan. Each named executive officer additionally executed our form employee confidentiality and proprietary rights agreement and an employee arbitration agreement. Pursuant to the executive employment agreements, our named executive officers are additionally eligible for termination benefits upon a termination of employment by SmartRent within 12 months after or three months before a “Change of Control” other than due to death, disability, or for “Cause” or by the named executive officer for “Good Reason,” which provide for a severance payment equal to six months of the named executive officer’s base salary, the cost of medical benefits for a period of six months and immediate vesting of equity grants made to the named executive officer pursuant to the 2018 Stock Plan or Equity Incentive Plan. For purposes of the executive employment agreements, the terms “Change of Control” and “Cause” have the meaning given to them in the 2018 Stock Plan and “Good Reason” means, (a) the material diminution or variation of any of material duties or responsibilities or the engagement by SmartRent of unlawful employment practices with respect to the named executive officer, in each case, without the same being corrected within 30 days after being given written notice thereof by the named executive officer, (b) a material reduction in the named executive officer’s base salary, or (c) a breach by SmartRent of the executive employment agreement without the same being corrected within 30 days after being given written notice thereof by the named executive officer. Each named executive officer is subject to certain restrictive covenants, including but not limited to confidentiality and non-disparagement under his or her employee confidentiality and proprietary rights agreement and six-month non-compete and non-solicitation covenants under his or her executive employment agreement.

We have additionally entered into a confidential consulting agreement with FLG Partners, LLC, a leading chief financial officer services firm in Silicon Valley, pursuant to which we have retained the services of Jonathan Wolter as our Chief Financial Officer. The confidential consulting agreement sets forth Mr. Wolter’s fees and establishes that FLG Partners’ relationship with us is that of an independent contractor. The confidential consulting agreement is terminable by either party upon 30 calendar days advance written notice to the other party. Mr. Wolter is not subject to any restrictive covenants under the confidential consulting agreement.

Retirement Benefits

Other than benefits under our 401(k) plan, we have not provided our named executive officers with any retirement benefits.

Outstanding Equity Awards as of December 31, 2021

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2021. All awards were granted under our 2018 Stock Plan or Equity Incentive Plan.

			Option Awards				Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Lucas Haldeman	8/17/2019	10/1/2017	2,132,420	–	0.47	10/1/2027	–	–
	11/18/2020	12/18/2020	554,682	1,664,047	0.64	12/18/2020	–	–
	4/19/2021	4/19/2021	–	–	–	–	488,455	4,728,244
	8/24/2021	8/24/2021	–	–	–	–	155,667	1,506,847
Christopher Edmonds	1/27/2020	2/26/2020	196,753	232,527	0.47	2/26/2030	–	–
	4/19/2021	4/19/2021	–	–	–	–	1,099,025	10,638,562
	8/24/2021	8/24/2021	–	–	–	–	11,683	113,091
Isaiah DeRose- Wilson	8/17/2019	10/23/2017	1,421,613	0	0.47	8/17/2029	–	–
	4/19/2021	4/19/2021	–	–	–	–	293,073	2,836,947
	8/24/2021	8/24/2021	–	–	–	–	11,683	113,091
(1)

Each RSU represents a contingent right to receive one share of our Class A Common Stock. RSUs vest with respect to 25% on the first anniversary of the vesting commencement date set forth in the table and monthly thereafter in 36 equal installments. Vested shares will be delivered on each settlement date.

(2)	The aggregate dollar value of the RSUs is based on $9.68 per unit, the fair market value of our Class A Common Stock on December 31, 2021.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of December 31, 2021. All outstanding awards relate to our Class A Common Stock.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuances under Equity Compensation Plans (excluding securities in column (a))
Equity compensation plans approved by security holders	18,126,072	(1)	$0.51	(2)	15,318,504	(3)
Equity compensation plans not approved by security holders	—		N/A		—

Total	18,126,072	(1)	$0.51		15,318,504	(2)

(1)	Represents RSUs and stock options outstanding under our 2018 Equity Plan and Equity Incentive Plan as of December 31, 2021.
(2)

As of December 31, 2021, a total of 10,457,298 stock options were outstanding under the 2018 Equity Plan and Equity Incentive Plan with a weighted average exercise price of $0.51 per share and weighted averaged expected remaining term of approximately 7.96 years, and a total of 7,668,774 RSUs shares remained subject to unvested awards of RSUs.

(3)

Represents shares of our Class A Common Stock available for issuance under our 2018 Equity Plan and Equity Incentive Plan as of December 31, 2021. Awards available for grant under our 2018 Equity Plan and Equity Incentive Plan include stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards.

Transactions With Related Persons

The following is a summary of transactions, since the beginning of our last fiscal year, to which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, named executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Registration Rights Agreement

Upon the closing of the Business Combination, we entered into a registration rights agreement with certain stockholders. Pursuant to the terms of the registration rights agreement, (a) any outstanding shares of Class A Common Stock or any of our other equity securities (including shares of Class A Common Stock issued or issuable upon the exercise of any other equity security) held by a restricted stockholder as of the date of the agreement or thereafter acquired by a restricted stockholder and (b) any of our other equity securities issued or issuable with respect to any such share of common stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, will be entitled to registration rights.

The stockholders are each entitled to make up to six demands for registration, excluding short form demands, that we register shares of Class A Common Stock held by these parties. In addition, the stockholders have certain “piggy-back” registration rights. We will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the registration rights agreement. We and the stockholders agree in the registration rights agreement to provide customary indemnification in connection with offerings of common stock effected pursuant to the terms of the registration rights agreement.

Commercial Agreements

Throughout our history, SmartRent has obtained equity funding from strategic partners that have affiliates with whom SmartRent transacts on a commercial basis in the ordinary course of its business. These strategic partners include RET and the Lennar Corporation. As such, we have customers who have affiliates that are stockholders of SmartRent. SmartRent charges market rates for products and services, and the commercial arrangements with these customers were entered into on an arms’-length basis.

As of December 31, 2021, we had $20.3 million of receivables due from these customers. For the years ended December 31, 2021, 2020, and 2019 SmartRent earned $59.1 million, $37.3 million, and $31.9 million, respectively, of revenue from these customers.

Penny Warrants

Prior to the Business Combination SmartRent.com, Inc. had, in the ordinary course of business, issued penny warrants to purchase shares of its common stock to several of its strategic partners, including entities affiliated with RET and Lennar Corporation, each of which currently hold more than 5% of our outstanding capital stock. These warrants vest upon the installation of SmartRent units into properties owned by the warrant holder’s respective affiliated entities and were converted into penny warrants to purchase shares of our Class A Common Stock in connection with the Business Combination. As of December 31, 2021, RET SPV I and LEN FW Investor, LLC hold warrants to purchase 1,874,036 and 1,831,334 shares of our Class A Common Stock, respectively.

Employment Arrangements and Equity Grants

We have entered into Employment Agreements with certain of our named executive officers, which include certain termination benefits. For more information regarding these arrangements, see “Employment, Severance and Change of Control Agreements” above. We have granted equity awards to our named executive officers and certain members of our Board. For a description of these equity awards, see the sections titled “Executive Compensation” and “Director Compensation.”

Sarah Roudybush, whose spouse is Lucas Haldeman, our Chief Executive Officer and Board Chairman, is employed by SmartRent as Chief of Staff and earned $38,636 and $111,852, and $169,432 in compensation in 2019, 2020 and 2021, respectively.

Indemnification Agreements

Our certificate of incorporation contains provisions limiting the liability of directors, and our bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. In addition, we maintain standard policies of insurance under which coverage is provided (i) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as our directors and officers and (ii) to us with respect to payments which may be made by us to such officers and directors pursuant to any indemnification provision contained in our certificate of incorporation and bylaws or otherwise as a matter of law. We have additionally entered into indemnity agreements with each of our directors and named executive officers. Each indemnity agreement provides for indemnification and advancements by SmartRent of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

SightPlan Acquisition

In March 2022, the Company entered into a definitive Agreement and Plan of Merger to acquire SightPlan for $135 million in cash, subject to certain adjustments.

One of our directors, Frederick Tuomi, through his personal investment vehicle FCT Fund, LTD, held an unsecured convertible promissory note in SightPlan (the “SightPlan Convertible Note”). As consideration for the conversion and cancellation of the SightPlan Convertible Note, Mr. Tuomi received $458,208 at the closing of the SightPlan acquisition. Mr. Tuomi did not participate in any negotiations and recused himself from all board discussions related to the SightPlan acquisition.

Entities affiliated with RET, which currently hold more than 5% of the outstanding shares of our Class A Common Stock, held more than 17% of the fully diluted shares outstanding of SightPlan (the “RET SightPlan Holdings”). As consideration for the RET SightPlan Holdings, entities affiliated with RET received $22,271,101 at the closing of the SightPlan acquisition. None of our executive officers or directors hold any economic interest in RET and RET does not have a designee on our board of directors. Further, RET did not assist us with any negotiations or participate in our board discussions related to the SightPlan acquisition.

Related Person Transaction Policy

Our audit committee has adopted a written policy and procedures with respect to related person transactions. Under this policy, a transaction constitutes a “related person transaction” if the Company (including any subsidiary or entity in which the Company or any subsidiary has a 50% or greater interest, voting power, or profits) was, is, or will be a participant, and in which any related person had, has, or will have a direct or indirect material interest. A related person for the purposes of our policy is any of our named executive officers, our directors and director nominees, beneficial owners of more than five percent of our common stock, any immediate family member of any of the foregoing persons and any person (other than a tenant or employee) sharing the household of the foregoing persons. Since potentially difficult and complex materiality determinations may arise, our policy requires that all transactions with a related person be reported to our chief compliance officer to review the individual facts and circumstances of the transaction, relationship, arrangement, or series thereof, and determine if the transaction qualifies as a related person transaction under the policy.

Our audit committee must review and approve any related person transaction before we participate in the transaction. No member of our audit committee participates in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person. Our audit committee reports any transaction that the committee has approved under this policy at each meeting of our Board. If we become aware of related person transactions that had not previously approved or ratified under this policy, our audit committee evaluates all options, including, but not limited to, ratification, amendment or termination of the related person transaction based on all of the relevant facts and circumstances available to our audit committee.

In reviewing a related person transaction, our audit committee considers all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to SmartRent; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. Our audit committee approves only those related person transactions that are in, or not inconsistent with, our best interests and those of our stockholders, as our audit committee determines in good faith.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Class A Common Stock and our other equity securities. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2021, our officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

Other Matters

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the associated proxy to vote on such matters in accordance with their best judgment.

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Stockholders can also access this proxy statement, our Annual Report on Form 10-K, at https://investors.smartrent.com, or a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, is available without charge upon written request to our Secretary at 8665 E. Hartford Drive, Suite 200, Scottsdale, Arizona 85255.

* * * * *

By order of the Board,

/s/ Lucas Haldeman

Lucas Haldeman

Chairman of the Board

Scottsdale, Arizona

April 6, 2022

8665 E. Hartford Drive Suite 200 Scottsdale, AZ 85255 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 1 OF 2 1 1 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/16/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/16/2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL # 0000000000000000 SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR each of the Class I Director nominees: 1. Elect two Class I Directors Nominees For Withhold 1A Frederick Tuomi [    ] [    ] 1B Ann Sperling [    ] [    ] The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2 Ratify our Boards appointment of Deloitte & Touche LLP (Deloitte) as our independent registered public accounting firm for the fiscal year ending December 31, 2022 [    ] [    ] [    ] NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE # 0000000000 0 2 0000554995_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is available at www.proxyvote.com SMARTRENT, INC. Annual Meeting of Stockholders May 17, 2022 9:30 AM Arizona Time This proxy is solicited by the Board of Directors The Stockholder(s) hereby appoint(s) Lucas Haldeman and Frederick Toomi, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of SMARTRENT, INC. that the Stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 9:30 AM Arizona Time on 5/17/2022, at the https://www.virtualshareholdermeeting.com/SMRT2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side 0000554995_2 R1.0.0.24